PRESS RELEASE

GE Reports First Quarter 2008 Net EPS of $.43, down 2%, and
Continuing EPS of $.44, down 8%; Revenues of $42.2 billion, up 8%;
Orders of $24 billion, up 8%; Solid Industrial Earnings Offset by
Financial Services

1Q 2008 Highlights

▪	Continuing earnings per share (EPS) of $.44, down 8%; continuing earnings of $4.4 billion, down 12%
▪	Net EPS of $.43, down 2%; net earnings of $4.3 billion, down 6%
▪	Revenues of $42.2 billion, up 8%; Global revenue growth of 22%
▪	Industrial organic revenue growth of 5%; financial services organic revenue decline of 8%
▪	Industrial cash flow from operating activities (CFOA) of $3.7 billion, an increase of 8%
▪	Return on average total capital (ROTC) at 18.1%
▪	Total orders of $24 billion, up 8%; major equipment orders of $12 billion, up 11%;
services orders of $8.3 billion, up 5%
▪	Major equipment backlog of $52 billion, up 41%; customer service agreement (CSA) backlog of
$110 billion, up 16%
▪	Lowering EPS guidance for full year 2008 to $2.20 - 2.30, up 0-5% from 2007

Fairfield, Conn., Apr. 11, 2008 – GE announced today first quarter 2008 earnings from continuing operations of $4.4 billion with $.44 per share, down 8% from first quarter 2007.  First quarter 2008 net earnings were $4.3 billion with $.43 per share, down 2% from first quarter 2007.  First quarter revenues from continuing operations were $42.2 billion, up 8%.

“Demand for our global Infrastructure business remained strong, but our financial services businesses were challenged by a slowing U.S. economy and difficult capital markets,” GE Chairman and CEO Jeff Immelt said.  “While we are disappointed with our results, the fundamentals of our businesses are strong.

“Infrastructure had a solid quarter, growing revenues 23% and earnings 17%,” Immelt said.  “Oil & Gas, Energy, Transportation, and Aviation all generated double-digit profit growth – with no signs of slowing.  Infrastructure orders increased 12%, and we added more than $3 billion in backlog since last quarter.”

Total orders were $24 billion, up 8%.  Major equipment orders grew 11% to $12 billion. Major equipment backlog was at $52 billion, an increase of 41%. Services orders were up 5%, and CSA backlog stood at $110 billion, an increase of 16% year-over-year.

“Our focus on globalization has helped sustain the Company during the U.S. slowdown. Global revenues grew 22%, with strength in virtually every business,” Immelt said.  “Developing country growth was 38%, and 14% in developed countries outside the U.S.

“Nevertheless, we failed to meet our expectations.  Our primary shortfall was a decline in financial services earnings.  We knew the first quarter was going to be challenging, but the extraordinary disruption in the capital markets in March affected our ability to complete asset sales and resulted in higher mark-to-market losses and impairments,” Immelt said.  “Our inability to complete these asset sales and higher mark-to-market losses and impairments impacted earnings by $.05 per share versus plan.

“Commercial Finance and GE Money remain in good shape and still earned $2.2 billion in a tough market. Our balance sheet is strong, portfolio quality is stable and we are originating business at high margins.

“Our other industrial businesses had mixed performances.  NBC Universal grew segment profits 3%, for its sixth straight quarter of profit growth,” Immelt said.  “In the Industrial segment, we had strong performance in Enterprise Solutions, with profit up 15%, partially offsetting a difficult U.S. appliance market.  Healthcare earnings were impacted by a difficult U.S. environment and continued regulatory shipping restrictions on the surgical supplies business.

“In light of what we have seen in the first quarter, we have revised our earnings outlook for the full year to protect investors by reflecting a slower economy and assuming capital markets remain challenging,” Immelt said.  “We are lowering our full-year EPS guidance to $2.20-2.30 from continuing operations for growth of 0-5%.  As a part of this guidance, we expect our industrial earnings to grow 10-15% and financial services earnings to decline 5-10%.  This range encompasses any portfolio actions we have announced.  Consistent with this range, our second quarter 2008 guidance is $.53-.55 EPS.”

First Quarter 2008 Financial Highlights:

Earnings from continuing operations were $4.4 billion, down 12% from $4.9 billion in the first quarter of 2007. EPS from continuing operations were $.44, down 8% from last year’s $.48. GE’s Infrastructure business’ strong double-digit earnings growth for the quarter was offset by double-digit decreases at Commercial Finance, GE Money, Healthcare, and Industrial.

Including the effects of discontinued operations, first quarter net earnings were $4.3 billion ($.43 per share) in 2008 and $4.6 billion ($.44 per share) in the first quarter of 2007.

Continuing revenues grew 8% to $42.2 billion. Financial services revenues grew 3% over last year to $18.1 billion. Industrial sales were $24.2 billion, an increase of 12% from first quarter of 2007.

Cash generated from GE’s operating activities in the first three months of 2008 totaled $4.9 billion, down 34% from $7.3 billion last year, reflecting a $2.7 billion decrease in GE Capital Services’ dividends due to the non-repeat of a special $2.7 billion dividend from the sale of Swiss Re common stock and GE Life in the first quarter of 2007.  The Company had solid industrial cash flow from operating activities of $3.7 billion, an increase of 8%, for the quarter, and is on track to reach its goal of $23 billion for the full year. Return on total capital was 18.1%.

“We take full accountability for our performance and are making the right operational adjustments for this environment,” Immelt said.  “The Company’s business fundamentals are solid with strong global growth led by Infrastructure, robust orders and increasing backlog, a ‘Triple-A’-rated balance sheet, healthy cash flow, and disciplined capital allocation.”

GE will discuss preliminary first quarter results on a conference call and Webcast at 8:30 a.m. ET today.  Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

* * *

GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, and media content, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide.  For more information, visit the Company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest and exchange rates and commodity and equity prices; the commercial and consumer credit environment; the impact of regulation and regulatory, investigative and legal actions; strategic actions, including acquisitions and dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com

Investor Contact:
Dan Janki, 203.373.2468 (office)
dan.janki@ge.com

GENERAL ELECTRIC COMPANY

Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Three months ended March 31	2008	2007	V %	2008	2007	V %	2008	2007	V %
Revenues
Sales of goods and services	$24,322	$21,515		$24,186	$21,688		$367	$32
Other income	575	511		658	574		–	–
GECS earnings from continuing
operations	–	–		2,466	3,424		–	–
GECS revenues from services	17,346	17,174		–	–		17,686	17,453
Total revenues	42,243	39,200	8%	27,310	25,686	6%	18,053	17,485	3%

Costs and expenses
Cost of sales, operating and administrative expenses	28,242	25,443		21,472	19,455		7,129	6,265
Interest and other financial charges	6,516	5,578		588	533		6,179	5,245
Investment contracts, insurance losses
and insurance annuity benefits	804	860		–	–		848	930
Provision for losses on financing
receivables	1,329	936		–	–		1,329	936
Minority interest in net earnings of
consolidated affiliates	162	223		131	130		31	93
Total costs and expenses	37,053	33,040	12%	22,191	20,118	10%	15,516	13,469	15%

Earnings from continuing operations
before income taxes	5,190	6,160	(16)%	5,119	5,568	(8)%	2,537	4,016	(37)%
Provision for income taxes	(829)	(1,232)		(758)	(640)		(71)	(592)
Earnings from continuing operations	4,361	4,928	(12)%	4,361	4,928	(12)%	2,466	3,424	(28)%

Loss from discontinued operations,
net of taxes	(57)	(357)		(57)	(357)		(71)	(401)

Net earnings	$4,304	$4,571	(6)%	$4,304	$4,571	(6)%	$2,395	$3,023	(21)%

Per-share amounts – earnings from
continuing operations
Diluted earnings per share	$0.44	$0.48	(8)%
Basic earnings per share	$0.44	$0.48	(8)%

Per-share amounts – net earnings
Diluted earnings per share	$0.43	$0.44	(2)%
Basic earnings per share	$0.43	$0.44	(2)%

Total average equivalent shares
Diluted shares	10,006	10,317	(3)%
Basic shares	9,978	10,284	(3)%

Dividends declared per share	$0.31	$0.28	11%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2007 consolidated financial statements at www.ge.com/annual07 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY

Summary of Operating Segments (unaudited)

	Three Months Ended March 31
(Dollars in millions)	2008	2007	V %

Revenues
Infrastructure	$14,960	$12,202	23
Commercial Finance	8,566	8,031	7
GE Money	6,377	5,958	7
Healthcare	3,887	3,895	-
NBC Universal	3,584	3,484	3
Industrial	4,110	4,089	1
Total segment revenues	41,484	37,659	10
Corporate items and eliminations	759	1,541	(51)

Consolidated revenues from continuing operations	$42,243	$39,200	8

Segment profit (a)
Infrastructure	$2,588	$2,208	17
Commercial Finance	1,158	1,440	(20)
GE Money	995	1,223	(19)
Healthcare	528	637	(17)
NBC Universal	712	691	3
Industrial	300	358	(16)
Total segment profit	6,281	6,557	(4)

Corporate items and eliminations	(574)	(456)	(26)
GE interest and other financial charges	(588)	(533)	(10)
GE provision for income taxes	(758)	(640)	(18)

Earnings from continuing operations	$4,361	$4,928	(12)

Loss from discontinued operations (net of taxes)	$(57)	$(357)	84

Consolidated net earnings	$4,304	$4,571	(6)

(a)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured - excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Healthcare, NBC Universal, Industrial and the industrial businesses of the Infrastructure segment; included in determining segment profit, which we sometimes refer to as “net earnings,” for Commercial Finance, GE Money, and the financial services businesses of the Infrastructure segment (Aviation Financial Services, Energy Financial Services and Transportation Finance).

GENERAL ELECTRIC COMPANY

Summary of Operating Segments (unaudited)

Additional Information

	Three Months Ended March 31
(Dollars in millions)	2008	2007	V %

Infrastructure
Revenues	$14,960	$12,202	23

Segment profit	$2,588	$2,208	17

Revenues
Aviation	$4,320	$3,451	25
Aviation Financial Services	1,231	1,249	(1)
Energy	5,640	4,667	21
Energy Financial Services	770	324	F
Oil & Gas	1,535	1,148	34
Transportation	1,148	1,128	2

Segment profit
Aviation	$775	$699	11
Aviation Financial Services	387	388	–
Energy	907	689	32
Energy Financial Services	145	101	44
Oil & Gas	161	102	58
Transportation	254	214	19

Commercial Finance
Revenues	$8,566	$8,031	7

Segment profit	$1,158	$1,440	(20)

Revenues
Capital Solutions	$3,634	$3,363	8
Real Estate	1,883	1,615	17

Segment profit
Capital Solutions	$400	$395	1
Real Estate	476	564	(16)

Industrial
Revenues	$4,110	$4,089	1

Segment profit	$300	$358	(16)

Revenues
Consumer & Industrial	$3,026	$3,065	(1)
Enterprise Solutions	1,105	1,024	8

Segment profit
Consumer & Industrial	$147	$224	(34)
Enterprise Solutions	154	134	15

GENERAL ELECTRIC COMPANY

Condensed Statement of Financial Position

	Consolidated		GE		Financial Services (GECS)
(Dollars in billions)	3/31/08	12/31/07	3/31/08	12/31/07	3/31/08	12/31/07

Assets
Cash & marketable securities	60.9	61.2	5.5	7.0	56.1	54.5
Receivables	21.7	22.3	14.5	15.1	-	-
Inventories	14.3	12.9	14.2	12.8	0.1	0.1
GECS financing receivables - net	409.8	377.7	-	-	417.9	385.6
Property, plant & equipment - net	79.2	77.9	14.4	14.1	64.9	63.8
Investment in GECS	-	-	57.4	57.7	-	-
Goodwill & intangible assets	99.1	97.3	67.5	67.3	31.5	30.0
Other assets	141.5	139.2	42.1	40.7	105.9	105.4
Assets of discontinued operations	7.4	6.8	0.1	0.1	7.4	6.7

Total assets	$833.9	$795.3	$215.7	$214.8	$683.8	$646.1

Liabilities and equity
Borrowings	547.8	514.1	13.9	15.8	536.7	500.9
Insurance contracts, insurance liabilities and
insurance annuity benefits	34.8	34.1	-	-	35.3	34.4
Other liabilities & minority interest	133.3	129.7	85.9	83.1	52.3	51.6
Liabilities of discontinued operations	2.3	1.8	0.2	0.3	2.1	1.5
Shareowners’ equity	115.7	115.6	115.7	115.6	57.4	57.7

Total liabilities and equity	$833.9	$795.3	$215.7	$214.8	$683.8	$646.1

March 31, 2008, information is unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2007 consolidated financial statements at www.ge.com/annual07 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY

Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. Specifically, we have referred to GE industrial organic revenue growth for the three months ended March 31, 2008, compared with the three months ended March 31, 2007; financial services organic revenue decline for the three months ended March 31, 2008, compared with the three months ended March 31, 2007; growth in industrial cash from operating activities (industrial CFOA) for the first three months of 2008, compared with the first three months of 2007; and return on average total capital (ROTC), which is calculated using average total shareowners’ equity, excluding effects of discontinued operations. The reasons we use these non-GAAP financial measures and their reconciliation to the most directly comparable GAAP financial measures follow.

(Dollars in millions)	Three months ended March 31
GE Industrial Organic Revenue Growth - Continuing Operations	2008	2007	V %

Revenues as reported	$24,844	$22,262	12%
Less the effects of
Acquisitions, business dispositions (other than dispositions of businesses acquired for investment) and currency
exchange rates	1,736	251
Revenues excluding the effects of acquisitions, business
dispositions (other than dispositions of businesses acquired
for investment) and currency exchange rates (organic revenues)	$23,108	$22,011	5%

	Three months ended March 31
Financial Services Organic Revenue Decline – Continuing	2008	2007	V %
Operations

Revenues as reported	$18,053	$17,485	3%
Less the effects of
Acquisitions, business dispositions (other than dispositions of businesses acquired for investment) and currency
exchange rates	2,346	375
Revenues excluding the effects of acquisitions, business
dispositions (other than dispositions of businesses acquired
for investment) and currency exchange rates (organic revenues)	$15,707	$17,110	(8)%

	Three months ended March 31
Growth in Industrial CFOA	2008	2007	V %

Cash from GE’s operating activities as reported	$4,854	$7,324	(34)%
Less dividends from GECS	1,130	3,872
Cash from GE’s operating activities excluding dividends
from GECS (industrial CFOA)	$3,724	$3,452	8%

Three months ended March 31
Average Total Shareowners’ Equity, Excluding Effects of	2008
Discontinued Operations (a)

Average total shareowners’ equity (b)	$114,674
Less the effects of
Cumulative earnings from discontinued operations	-
Average net investment in discontinued operations	2,326
Average total shareowners’ equity, excluding effects
of discontinued operations (a)	$112,348

(a)
Used for computing ROTC. For GE, ROTC is earnings from continuing operations plus the sum of after-tax interest and other financial charges and minority interest, divided by the sum of the averages of total shareowners’ equity (excluding effects of discontinued operations), borrowings, mandatorily redeemable preferred stock and minority interest (on a 12-month basis, calculated using a five-point average).

(b)	On a 12-month basis, calculated using a five-point average.

U.S. GAAP requires earnings of discontinued operations to be displayed separately in the Statement of Earnings. Accordingly, the numerators used in our calculations of ROTC exclude those earnings (losses). Further, we believe that it is appropriate to exclude from the denominators, specifically the average total shareowners’ equity component, the cumulative effect of those earnings for each of the periods for which related discontinued operations were presented, as well as our average net investment in discontinued operations since the second half of 2005. Had we disposed of these operations before mid-2005, proceeds would have been applied to reduce parent-supported debt at GE Capital; however, since parent-supported debt at GE Capital was retired in the first half of 2005, we have assumed that any proceeds after that time would have been distributed to shareowners by means of share repurchases, thus reducing average total shareowners’ equity.

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. In some cases, short-term patterns and long-term trends may be obscured by large factors or events. For this reason, we believe that investors may find it useful to see our GE industrial and financial services revenue growth without the effects of acquisitions, dispositions and currency exchange rates; our operating cash flow without the effects of GECS dividends which can vary from period to period; and average total shareowners’ equity, excluding effects of discontinued operations.